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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 3, 2000



                       AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact name of Registrant as specified in its Charter)


          Texas                                1-9016                        75-6335572

(State or other jurisdiction of        (Commission file number)           (I.R.S. Employer
incorporation or organization)                                          Identification Number)


          6210 North Beltline Road, Suite 170, Irving, Texas 75063-2656
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 756-6000



                                 Not applicable
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

         On November 3, 2000, a purported class action and derivative action lawsuit was filed in Dallas County Court at Law No. 1 by a shareholder of American Industrial Properties REIT seeking, among other things, to enjoin the consummation of the announced merger between a subsidiary of Developers Diversified Realty Corporation and AIP. DDR and AIP's trust managers have been named as defendants in the lawsuit, and AIP has been named as a nominal defendant.

         The plaintiff alleges that the defendants have breached fiduciary duties, abused their control of AIP, and committed waste by agreeing to the terms of the announced merger and that the defendants will be unjustly enriched if the proposed merger is consummated. The plaintiff has also sued for unspecified damages, punitive damages, and attorneys' fees. AIP and its affiliated defendants deny the plaintiff's allegations of wrongdoing and intend to vigorously defend themselves.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2000
                                     AMERICAN INDUSTRIAL PROPERTIES REIT


                                     By:  /s/ Charles W. Wolcott
                                          --------------------------------------
                                          Charles W. Wolcott
                                          President and Chief Executive Officer